Exhibit 99.1   NEWS RELEASE
As previously announced, UScellular will hold a teleconference on February 17, 2023 at 9:00 a.m. CST. Listen to the call live via the Events & Presentations page of investors.uscellular.com.
FOR IMMEDIATE RELEASE
UScellular reports fourth quarter and full year 2022 results
Provides guidance for 2023

CHICAGO (February 16, 2023) — United States Cellular Corporation (NYSE:USM) reported total operating revenues of $1,048 million for the fourth quarter of 2022, versus $1,068 million for the same period one year ago. Net income (loss) attributable to UScellular shareholders and related diluted earnings (loss) per share were $(28) million and $(0.33), respectively, for the fourth quarter of 2022 compared to $27 million and $0.31, respectively, in the same period one year ago.
UScellular reported total operating revenues of $4,169 million and $4,122 million for the years ended 2022 and 2021, respectively. Net income attributable to UScellular shareholders and related diluted earnings per share were $30 million and $0.35, respectively, for the year ended 2022 compared to $155 million and $1.77, respectively, for the year ended 2021.
“At UScellular, our purpose is to keep customers connected to what matters most to them. As we celebrate our 40th anniversary, we will continue to execute on that mission.
“In 2022 we focused on expanding ARPU, improving customer results, and maintaining financial discipline,” said Laurent Therivel, UScellular President and CEO. “And while we are seeing progress in certain key leading indicators, we recognize that we have more work to do.
“We have also seen good momentum from investing in growth areas, as our fixed wireless connections increased by over 50% during 2022, and our tower revenues grew by double-digit percentage points in the year. Additionally, we remain on track with our multi-year network modernization and 5G programs.
“In 2023, we will continue to focus on customer growth, cost optimization, and investing in 5G expansion.”

2023 Estimated Results

UScellular’s current estimates of full-year 2023 results are shown below. Such estimates represent management’s view as of February 16, 2023 and should not be assumed to be current as of any future date. UScellular undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

	2023 Estimated Results	Actual Results for the Year Ended December 31, 2022
(Dollars in millions)
Service revenues	$3,050-$3,150	$3,125
Adjusted OIBDA[1]	$725-$875	$790
Adjusted EBITDA[1]	$875-$1,025	$956
Capital expenditures	$600-$700	$717
The following table reconciles EBITDA, Adjusted EBITDA, and Adjusted OIBDA to the corresponding GAAP measures, Net income or Income before income taxes. In providing 2023 estimated results, UScellular has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, UScellular believes that the impact of income taxes cannot be reasonably predicted; therefore, UScellular is unable to provide such guidance.

	2023 Estimated Results	Actual Results for the Year Ended December 31, 2022
(Dollars in millions)
Net income (GAAP)	N/A	$35
Add back:
Income tax expense	N/A	37
Income before income taxes (GAAP)	$10-$160	$72
Add back:
Interest expense	205	163
Depreciation, amortization and accretion expense	645	700
EBITDA (Non-GAAP)[1]	$860-$1,010	$935
Add back or deduct:
Loss on impairment of licenses	—	3
(Gain) loss on asset disposals, net	15	19
(Gain) loss on sale of business and other exit costs, net	—	(1)
Adjusted EBITDA (Non-GAAP)[1]	$875-$1,025	$956
Deduct:
Equity in earnings of unconsolidated entities	145	158
Interest and dividend income	5	8
Adjusted OIBDA (Non-GAAP)[1]	$725-$875	$790
1EBITDA, Adjusted EBITDA, and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA, and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. UScellular does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of UScellular’s operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of UScellular’s financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA, and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for December 31, 2022, can be found on UScellular’s website at investors.uscellular.com.

Stock Repurchase
During the fourth quarter of 2022, UScellular repurchased 578,607 of its Common Shares for $14 million.
Conference Call Information
UScellular will hold a conference call on February 17, 2023 at 9:00 a.m. Central Time.
•Access the live call on the Events & Presentations page of investors.uscellular.com or at
https://events.q4inc.com/attendee/661339725
•Access the call by phone at (888) 330-2384 (US/Canada), conference ID: 1328528

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.uscellular.com. The call will be archived on the Events & Presentations page of investors.uscellular.com.
About UScellular
United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to customers with 4.7 million retail connections in 21 states. The Chicago-based company had 4,900 full- and part-time associates as of December 31, 2022. At the end of the fourth quarter of 2022, Telephone and Data Systems, Inc. owned 84 percent of UScellular. For more information about UScellular, visit uscellular.com.
Contacts
Colleen Thompson, Vice President - Corporate Relations of TDS
colleen.thompson@tdsinc.com
Julie Mathews, IRC, Director - Investor Relations of TDS
julie.mathews@tdsinc.com
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to attract people of outstanding talent throughout all levels of the organization; UScellular's smaller scale relative to larger competitors; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms and changes in roaming practices; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or wireless spectrum licenses and/or expansion of UScellular's businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties with which UScellular does business; uncertainties in UScellular’s future cash flows and liquidity and access to the capital markets; the ability to make payments on UScellular indebtedness or comply with the terms of debt covenants; conditions in the U.S. telecommunications industry; the value of assets and investments; the state and federal regulatory environment; pending and future litigation; cyber-attacks or other breaches of network or information technology security; potential conflicts of interests between TDS and UScellular; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; and the impact, duration and severity of public health emergencies. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of UScellular's Form 10-K.
For more information about UScellular, visit: www.uscellular.com

United States Cellular Corporation
Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Retail Connections
Postpaid
Total at end of period	4,247,000	4,264,000	4,296,000	4,335,000	4,380,000
Gross additions	154,000	151,000	128,000	126,000	165,000
Feature phones	6,000	5,000	4,000	2,000	3,000
Smartphones	99,000	102,000	90,000	89,000	122,000
Connected devices	49,000	44,000	34,000	35,000	40,000
Net additions (losses)	(17,000)	(31,000)	(40,000)	(44,000)	(12,000)
Feature phones	(6,000)	(6,000)	(8,000)	(10,000)	(7,000)
Smartphones	(14,000)	(16,000)	(23,000)	(26,000)	5,000
Connected devices	3,000	(9,000)	(9,000)	(8,000)	(10,000)
ARPU[1]	$50.60	$50.21	$50.07	$49.71	$48.62
ARPA[2]	$130.97	$130.27	$130.43	$129.93	$127.14
Churn rate[3]	1.35%	1.42%	1.30%	1.30%	1.35%
Handsets	1.12%	1.15%	1.10%	1.10%	1.10%
Connected devices	2.99%	3.40%	2.73%	2.70%	3.08%
Prepaid
Total at end of period	493,000	493,000	490,000	495,000	513,000
Gross additions	61,000	62,000	56,000	55,000	63,000
Net additions (losses)	—	2,000	(4,000)	(18,000)	(5,000)
ARPU[1]	$33.34	$35.04	$35.25	$34.59	$34.53
Churn rate[3]	4.11%	4.07%	4.07%	4.84%	4.39%
Market penetration at end of period
Consolidated operating population	32,370,000	32,370,000	32,370,000	32,370,000	32,127,000
Consolidated operating penetration[4]	15%	15%	15%	15%	15%
Capital expenditures (millions)	$176	$136	$268	$137	$321
Total cell sites in service	6,945	6,933	6,916	6,899	6,898
Owned towers	4,336	4,329	4,323	4,310	4,301
Due to rounding, the sum of quarterly results may not equal the total for the year.
1Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
2Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
3Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
4Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total estimated population of consolidated operating markets.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	2022 vs. 2021	2022	2021	2022 vs. 2021
(Dollars and shares in millions, except per share amounts)
Operating revenues
Service	$774	$782	(1)%	$3,125	$3,115	—
Equipment sales	274	286	(4)%	1,044	1,007	4%
Total operating revenues	1,048	1,068	(2)%	4,169	4,122	1%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	181	196	(8)%	755	790	(4)%
Cost of equipment sold	330	332	(1)%	1,216	1,118	9%
Selling, general and administrative	374	359	4%	1,408	1,345	5%
Depreciation, amortization and accretion	179	169	7%	700	678	3%
Loss on impairment of licenses	—	—	—	3	—	N/M
(Gain) loss on asset disposals, net	11	8	28%	19	23	(18)%
(Gain) loss on sale of business and other exit costs, net	—	(1)	78%	(1)	(2)	52%
Total operating expenses	1,075	1,063	1%	4,100	3,952	4%

Operating income (loss)	(27)	5	N/M	69	170	(59)%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	36	43	(16)%	158	179	(12)%
Interest and dividend income	3	1	N/M	8	6	35%
Interest expense	(49)	(32)	(52)%	(163)	(175)	7%
Total investment and other income	(10)	12	N/M	3	10	(73)%

Income (loss) before income taxes	(37)	17	N/M	72	180	(60)%
Income tax expense (benefit)	(9)	(11)	14%	37	20	79%
Net income (loss)	(28)	28	N/M	35	160	(78)%
Less: Net income attributable to noncontrolling interests, net of tax	—	1	(51)%	5	5	(3)%
Net income (loss) attributable to UScellular shareholders	$(28)	$27	N/M	$30	$155	(81)%

Basic weighted average shares outstanding	85	86	(1)%	85	86	(1)%
Basic earnings (loss) per share attributable to UScellular shareholders	$(0.33)	$0.31	N/M	$0.35	$1.80	(80)%

Diluted weighted average shares outstanding	85	87	(2)%	86	87	(1)%
Diluted earnings (loss) per share attributable to UScellular shareholders	$(0.33)	$0.31	N/M	$0.35	$1.77	(80)%
N/M - Percentage change not meaningful

United States Cellular Corporation
Consolidated Statement of Cash Flows
(Unaudited)

Year Ended December 31,	2022	2021
(Dollars in millions)
Cash flows from operating activities
Net income	$35	$160
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	700	678
Bad debts expense	132	56
Stock-based compensation expense	24	27
Deferred income taxes, net	33	41
Equity in earnings of unconsolidated entities	(158)	(179)
Distributions from unconsolidated entities	145	176
Loss on impairment of licenses	3	—
(Gain) loss on asset disposals, net	19	23
(Gain) loss on sale of business and other exit costs, net	(1)	(2)
Other operating activities	9	33
Changes in assets and liabilities from operations
Accounts receivable	(59)	(27)
Equipment installment plans receivable	(199)	(116)
Inventory	(88)	(27)
Accounts payable	12	(57)
Customer deposits and deferred revenues	47	40
Accrued taxes	121	(41)
Other assets and liabilities	57	17
Net cash provided by operating activities	832	802

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(602)	(724)
Cash paid for licenses	(585)	(1,302)
Cash received from divestitures and exchanges	8	3
Advance payments for license acquisitions	—	(20)
Other investing activities	—	7
Net cash used in investing activities	(1,179)	(2,036)

Cash flows from financing activities
Issuance of long-term debt	800	1,342
Repayment of long-term debt	(329)	(1,118)
Issuance of short-term debt	110	—
Repayment of short-term debt	(50)	—
Common Shares reissued for benefit plans, net of tax payments	(5)	(16)
Repurchase of Common Shares	(43)	(31)
Payment of debt issuance costs	(1)	(22)
Distributions to noncontrolling interests	(3)	(3)
Cash paid for software license agreements	(22)	(9)
Other financing activities	(1)	(1)
Net cash provided by financing activities	456	142

Net increase (decrease) in cash, cash equivalents and restricted cash	109	(1,092)

Cash, cash equivalents and restricted cash
Beginning of period	199	1,291
End of period	$308	$199

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

December 31,	2022	2021
(Dollars in millions)
Current assets
Cash and cash equivalents	$273	$156
Accounts receivable, net	1,072	1,046
Inventory, net	261	173
Prepaid expenses	68	58
Income taxes receivable	4	123
Other current assets	45	49
Total current assets	1,723	1,605

Assets held for sale	26	18

Licenses	4,690	4,088

Investments in unconsolidated entities	452	439

Property, plant and equipment, net	2,624	2,606

Operating lease right-of-use assets	918	959

Other assets and deferred charges	686	626

Total assets	$11,119	$10,341

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

December 31,	2022	2021
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$13	$3
Accounts payable	356	360
Customer deposits and deferred revenues	239	191
Accrued taxes	35	33
Accrued compensation	84	83
Short-term operating lease liabilities	133	129
Other current liabilities	335	104
Total current liabilities	1,195	903

Deferred liabilities and credits
Deferred income tax liability, net	708	674
Long-term operating lease liabilities	843	889
Other deferred liabilities and credits	604	573

Long-term debt, net	3,187	2,728

Noncontrolling interests with redemption features	12	11

Equity
UScellular shareholders’ equity
Series A Common and Common Shares, par value $1.00 per share	88	88
Additional paid-in capital	1,703	1,678
Treasury shares	(98)	(68)
Retained earnings	2,861	2,849
Total UScellular shareholders’ equity	4,554	4,547

Noncontrolling interests	16	16

Total equity	4,570	4,563

Total liabilities and equity	$11,119	$10,341

United States Cellular Corporation
Financial Measures and Reconciliations
(Unaudited)

Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
(Dollars in millions)
Cash flows from operating activities (GAAP)	$180	$135	$832	$802
Cash paid for additions to property, plant and equipment	(192)	(268)	(602)	(724)
Cash paid for software license agreements	(17)	(5)	(22)	(9)
Free cash flow (Non-GAAP)[1]	$(29)	$(138)	$208	$69
1Free cash flow is a non-GAAP financial measure which UScellular believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment and Cash paid for software license agreements.